Option Agreement

This Option Agreement ("**Option Agreement**") is entered into as of April 21, 2021, by and between Afik & Co., Attorneys and Notary, ("**Provider**"), Doron Afik, Israeli ID 028773109 ("**Doron**") and Maris Tech Ltd., a company incorporated under the laws of the State of Israel, registration number 514135730, having its principal place of business at 3 Golda Meir St., Ness Ziona, Israel ("**Company**"), each "**Party**" and together "**Parties**".

WHEREAS, Company and Provider have entered into a Services Agreement dated 09.06.2020 ("**Services Agreement**") for the Provider to furnish legal services for Company IPO in Australia and wish to amend it to an IPO on the Nasdaq or other market;

THEREFORE, the Parties agreed as follows:

1. Provider shall be entitled to convert up to 50% of Provider's total expected fees under the Services Agreement, into Company shares, under the pre-IPO terms (in which case Company shall pay only the VAT on the converted amount).

Maris - Tech Ltd.

2. Additionally, Doron shall be entitled, for the services that Doron provides personally to Company, to warrants to purchase shares of Company in the amount of 2% of the post listing shares amount of Company at the listing price, to be exercised within 5 years of the listing day.
3. This agreement replaces all provisions of the Service Agreement relating to right of Provider options or shares in Company.
4. Miscellaneous

    4.1 Governing Law, Jurisdiction

    This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of law provisions thereof. Subject to §4.2 below, any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent Courts in Tel Aviv, Israel, and each of the parties hereby irrevocably submits such dispute to the exclusive jurisdiction of such Courts.

    4.2 Arbitration

    All disputes arising out of or in connection with the present contract shall be finally settled under arbitration before a single arbitrator appoint by the Court. The arbitrator shall be an attorney with experience in international IPO or international investments agreements and masters the English language and in any case shall not be a retired judge. The arbitration shall be in Tel Aviv, Israel.

    4.3 This Agreement may be executed in any number of counterparts, each of whom shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Parties have signed this Agreement as of the date set below

	Date	Signature
Afik & Co., Attorneys and Notary	21.04.2021	אפיק ושות', עורכי דין ונוטריון
Doron Afik	21.04.2021	
Maris Tech Ltd.	21.04.2021	Maris - Tech Ltd.

C:\Users\Doron